Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statement (Form F-3 No. 333-237934) of Navios Maritime Partners L.P. ; and

(b)	Registration Statement (Form F-4 No. 333-252139) of Navios Maritime Partners L.P.

of our report dated March 31, 2021, with respect to the consolidated financial statements of Navios Maritime Containers L.P., included in Exhibit 15.3 to this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 31, 2021